UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of

                           The Securities Act of 1934



         Date of Report (Date of earliest event reported): April 9, 2001



                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 1-12079

                  I.R.S. Employer Identification No. 77-0212977




                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

ITEM 5.  OTHER EVENTS

         On April 9, 2001, Calpine Corporation, the San Jose, Calif.-based independent power company, in response to Pacific Gas and Electric Company's (PG&E) April 6th Chapter 11 filing, stated it is confident that PG&E will be able to pay Calpine's Qualifying Facility (QF) subsidiaries for all past due power sales, in addition to electricity deliveries made on a going-forward basis.


(C)      Exhibits.

     99.0 Press release dated April 9, 2001, announcing PG&E bankruptcy will not affect Calpine's commitment to California power market.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                          Vice President and Controller
                            Chief Accounting Officer
April 9, 2001

EXHIBIT 99.0

                                             NEWS RELEASE Contact:  408/995-5115
                                        Media Relations:  Bill Highlander, X1244
                                        Investor Relations:  Rick Barraza, X1125

                    PG&E BANKRUPTCY WILL NOT AFFECT CALPINE'S
                      COMMITMENT TO CALIFORNIA POWER MARKET

         (SAN JOSE, CALIF.) April 9, 2001 -- In response to Pacific Gas and Electric Company's (PG&E) April 6th Chapter 11 filing, Calpine Corporation [NYSE:CPN], the San Jose, Calif.-based independent power company, stated it is confident that PG&E, through a successful reorganization, will be able to pay Calpine's Qualifying Facility (QF) subsidiaries for all past due power sales, in addition to electricity deliveries made on a going-forward basis.

         Calpine's QF subsidiaries sell power to PG&E under the terms of long-term QF contracts at eleven facilities, representing nearly 600 megawatts of electricity for Northern California power customers. As of March 31, 2001, Calpine has recorded approximately $267 million in accounts receivable with PG&E, plus a $68 million note receivable not yet due and payable. The company's remaining California operations, totaling approximately 700 megawatts of capacity, provide electricity to municipalities and other creditworthy third parties.

         Calpine's QF facilities are part of a 9,000-megawatt QF supply that provide California customers with a long-term source of electricity at prices significantly below current wholesale prices. This critical power supply represents approximately 33 percent of the state's power demand. Without these contracts in place for this summer, California faces the prospect of more blackouts and hundreds of millions of dollars in increased costs.

         For these QF contracts to continue, PG&E must assume the contracts in the bankruptcy proceedings. In order to assume these contracts, PG&E will be required to cure all outstanding defaults, including paying all past due amounts. If PG&E fails to assume the contracts, Calpine's QF subsidiaries will be able to sell power on the open market and seek damages from PG&E for breach of contract through the bankruptcy claims resolution process.

         "As the state's leading developer of new electric generating facilities, Calpine remains committed to providing innovative solutions for California's energy crisis," stated Calpine CEO Peter Cartwright. "Calpine's natural gas and geothermal Qualifying Facilities offer a critical, immediate and long-term electricity supply for California power consumers at attractive prices. We will continue to work with PG&E to resolve these issues and will be actively involved in all bankruptcy proceedings to ensure California power consumers can benefit from these vital energy resources."

         Calpine will host a conference call to discuss PG&E's Chapter 11 filing today at 8:30 am Pacific Daylight Time (11:30 am Eastern Daylight Time). The call is available in a listen-only mode by dialing 1-800-370-0906 five minutes prior to the start of the conference call. International callers should dial 1-973-872-3100. In addition, Calpine will simulcast the conference call live via the Internet today. The webcast can be accessed and will be available for 30 days on the investor relations page of Calpine's website at www.calpine.com.

         Based in San Jose, Calif., Calpine Corporation is dedicated to providing customers with reliable and competitively priced electricity. Calpine is focused on clean, efficient, natural gas-fired generation and is the world's largest producer of renewable geothermal energy. Calpine has launched the largest power development program in North America. To date, the company has approximately 31,200 megawatts of base load capacity and 6,500 megawatts of peaking capacity in operation, under construction and in announced development in 28 states and Canada. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

         This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) changes in government regulations, including pending changes in California, and anticipated deregulation of the electric energy industry, (ii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain financing and the necessary permits to operate or the failure of third-party contractors to perform their contractual obligations, (iii) cost estimates are preliminary and actual cost may be higher than estimated, (iv) the assurance that the Company will develop additional plants, (v) a competitor's development of a lower-cost generating gas-fired power plant, and (vi) the risks associated with marketing and selling power from power plants in the newly competitive energy market. Prospective investors are also cautioned that the California energy environment remains volatile, especially in light of Pacific Gas and Electric Company's Chapter 11 bankruptcy filing, including uncertainties and delays inherent in the bankruptcy process, where the court sits as a court of equity and must reconcile the competing interests of multiple parties. The Company's management is working closely with a number of parties to resolve the current uncertainty, while protecting the Company's interests. Management believes that a final resolution will not have a material adverse impact on the Company. Prospective investors are also referred to the other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.